EX-35.2
(logo) Rialto
CAPITAL MANAGEMENT


ANNUAL COMPLIANCE STATEMENT

CERTIFICATION

J.P. Morgan Chase Commercial Mortgage Securities Trust 2012-LC9
Commercial Mortgage Pass-Through Certificates
Series 2012-LC9 (the "Trust")

I, Thekla Salzman, on behalf of Rialto Capital Advisors, LLC, as special servicer (the "Certifying Servicer"), certify to J.P. Morgan Chase Commercial Mortgage Securities Corp. and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

1. I, or Servicing Officers under my supervision have reviewed the Certifying Servicer's activities between December 21, 2012 and December 31, 2012 and the Certifying Servicer's performance under the Pooling and Servicing Agreement; and

2. To the best of my knowledge, based on such review, the Certifying Servicer has fulfilled all of its obligations under the Pooling and Servicing Agreement in all material respects between December 21, 2012 and December 31, 2012.


Date: March 1, 2013


RIALTO CAPITAL ADVISORS, LLC as special servicer


By:    /s/ Thekla Salzman
Name:  Thekla Salzman
Title: Chief Administrative Officer